EXHIBIT 99.1

                                                                           Page
                                                                          Number
                                                                          ------

INDEX TO AUDITED FINANCIAL STATEMENTS                                      F-1

Report of Independent Registered Public Accounting Firm                    F-2

Balance Sheets as of December 31, 2010 and 2009                            F-3

Statements of Operations and Comprehensive Income for the
Years Ended December 31, 2010 and 2009                                     F-4

Statement of Members' Equity for period from December 31, 2008
to December 31, 2010                                                       F-5

Statements of Cash Flows for the Years Ended December 31, 2010
and 2009                                                                   F-6

Notes to Financial Statements                                              F-7

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors of
Young Aviation, LLC
Sunrise, Florida

I have audited the accompanying balance sheets of Young Aviation, LLC as of December 31, 2010 and 2009, and the related statements of operations, members' equity, and cash flows for the years ended December 31, 2010 and 2009. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor was I engaged to perform an audit of its internal control over financial reporting. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Young Aviation, LLC as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the years ended December 31, 2010 and 2009, in conformity with U.S. generally accepted accounting principles.


/s/ Harris F. Rattray, CPA
--------------------------------------------
Harris F. Rattray, CPA
Pembroke Pines, Florida
September 30, 2011

                               YOUNG AVIATION LLC
                                  BALANCE SHEET
                               As At December 31,

                                                                 2010               2009
                                                               --------           --------
                                     ASSETS

Current assets:
  Cash                                                         $  7,083           $     21
  Accounts receivable                                             2,585                 --
  Other current assets                                            1,431              1,431
                                                               --------           --------
      Total current assets                                       11,099              1,452

Property and equipment, net                                       7,000              9,000
Loan to members                                                  24,920             25,000
                                                               --------           --------

      Total assets                                             $ 43,019           $ 35,452
                                                               ========           ========

                           LIABILITIES AND NET ASSETS

Current liabilities:
  Accounts payable                                             $ 14,670           $ 21,095
  Other accounts payable                                          2,000                 --
  Loans payable - members                                        31,000             31,000
                                                               --------           --------
      Total current liabilities                                  47,670             52,095
                                                               --------           --------

      Total liabilities                                          47,670             52,095
                                                               --------           --------
Members' equity:
  Members' contribution                                             100                100
  Retained earnings                                              (4,751)           (16,743)
                                                               --------           --------
Net members equity/(deficit)                                     (4,651)           (16,643)
                                                               --------           --------

      Total liabilities and equity                             $ 43,019           $ 35,452
                                                               ========           ========


   The accompanying notes are an integral part of these financial statements

                               YOUNG AVIATION LLC
                             STATEMENT OF OPERATIONS
                         For the Year Ended December 31,

                                                           2010              2009
                                                         --------          --------
Revenues                                                 $557,828          $356,526
                                                         --------          --------

Cost of Sales                                             378,984           208,455
                                                         --------          --------

Gross profit                                              178,844           148,071

Expenses:
  Selling, general and administrative                     139,555           101,906
  Interest expense                                         11,542             2,845
  Depreciation and amortization                             2,000             1,000
  Bad Debt                                                     --             5,320
                                                         --------          --------
      Total expenses                                      153,097           111,071
                                                         --------          --------

Surplus/(Loss) from operations                             25,747            37,000

Interest Income                                                 3                11

Distribution                                                   --                --
                                                         --------          --------

Net Profit                                               $ 25,750          $ 37,011
                                                         ========          ========


   The accompanying notes are an integral part of these financial statements

                               YOUNG AVIATION LLC
                          Statements of Members' Equity

                                               Members          Additional
                                            Contribution         Paid-in          Accumulated
                                               Amount          Contribution         Deficit             Total
                                               ------          ------------         -------             -----
Beginning balance, January1, 2009            $    100           $     --           $(20,564)          $(20,464)


Net Profit, year ended December 31, 2009                                             37,011             37,011

Distribution                                                                        (33,190)           (33,190)
                                             --------           --------           --------           --------
BALANCE DECEMBER 31, 2009                         100                 --            (16,743)           (16,643)
                                             --------           --------           --------           --------

Net Profit, year ended December 31, 2010                                             25,750             25,750

Distribution                                                                        (13,758)           (13,758)
                                             --------           --------           --------           --------

BALANCE DECEMBER 31, 2010                    $    100           $     --           $ (4,751)          $ (4,651)
                                             ========           ========           ========           ========


   The accompanying notes are an integral part of these financial statements

                               YOUNG AVIATION LLC
                             STATEMENT OF CASH FLOWS
                         For the Year Ended December 31,

                                                                2010               2009
                                                              --------           --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net profit                                                  $ 25,750           $ 37,011
  Adjustments to reconcile increase(decrease) in net
   assets to cash provided by operating activities:
     Depreciation                                                2,000              1,000
  Changes in operating assets and liabilities:
     (Increase) in prepaid expenses                             (2,585)                --
     (Decrease)/increase in accounts payable                    (6,425)            19,772
     Increase in amounts due from related parties                2,000                 --
                                                              --------           --------
Net cash provided by operating activities                       20,740             57,783
                                                              --------           --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                               --            (10,000)
  Member distributions                                         (13,758)           (33,190)
                                                              --------           --------
Net (cash used) in investing activities                        (13,758)           (43,190)
                                                              --------           --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase in loan from director                                    80            (15,000)
  Increase in shareholders' equity                                  --             10,000
                                                              --------           --------
Net cash used in provided by financing activities                   80             (5,000)
                                                              --------           --------

INCREASE IN CASH                                                 7,062              9,593

CASH - BEGINNING OF YEAR                                            21             (9,572)
                                                              --------           --------

CASH - END OF YEAR                                            $  7,083           $     21
                                                              ========           ========


    The accompanying notes are an integral part of these financial statements

                               YOUNG AVIATION, LLC
                        NOTES TO THE FINANCIAL STATEMENTS
                  For the Year Ended December 31, 2010 and 2009


Note 1. Description of Business:

Young Aviation, LLC (" Young Aviation" or the "Company"), a privately held, minority-owned Florida limited liability company located in Sunrise, Florida, is a diversified broker and supplier of parts, products and services to the worldwide aviation, aerospace, government and defense markets. The Company services a broad range of clients such as aircraft leasing companies, major airlines, repair stations, fixed-base operators ("FBO's"), leasing companies and after market suppliers.

Founded in 2004, Young Aviation, LLC was organized in the state of Florida on May 10, 20044 The Company services a broad range of commercial and military clients such as aircraft leasing companies, major airlines, repair stations, leasing companies and after market suppliers.

We are accredited to FAA Advisory Circular AC 00-56 and TAC2000. We are a registered U.S. GSA government contractor. And we hold U.S. Defense Department Form 23245 for military critical technical data.

The Company currently operates in three business segments:

     *    Aviation Supply Chain
     *    Aircraft Maintenance Support
     *    Asset Management

Our customers include industry leaders Boeing, Moog, Flightstar, Woodward HRT and L3 Communications. We are a fast-growing vendor of aviation and aerospace parts and components, electromechanical, hydraulic and guidance systems, surplus materials, military equipment and defense electronic components.

In order to provide working capital, Young Aviation borrowed an aggregate amount of $31,000 from investors during the period April 2007 to present.

Note 2. Summary of Significant Accounting Policies:

This summary of significant accounting policies is provided to assist the reader in understanding the Company's financial statements. The financial statements and notes thereto are representations of the Company's management. The Company's management is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Basis of Presentation - The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for complete financial statements.

                               YOUNG AVIATION, LLC
                        NOTES TO THE FINANCIAL STATEMENTS
                  For the Year Ended December 31, 2010 and 2009


Note 2. Summary of Significant Accounting Policies: (continued)

Accounts Receivable - The Company's accounts receivable are unsecured and the Company is at risk to the extent such amounts become uncollectible. Management continually monitors accounts receivable balances and provides for an allowance for doubtful accounts at the time collection becomes questionable based on payment history or age of the receivable. The Company sells products and services and generally factors the receivable amount on terms of immediately receiving 80% of the invoice amount from the factor upon shipment and the remaining 20% upon collection by the factor from the customer. The Company is charged financing fees on late payments and a nominal factoring fee by the factor. Accounts receivable are charged to the allowance for bad debts when the Company has exhausted all reasonable means of collection. At December 31, 2010, management deemed that all accounts receivable were fully collectible and that no bad debt reserve was required.

Property and Equipment - Property and equipment are stated at historical cost, which consists of the net book value of the assets carried on the prior company's books. Depreciation is computed over the estimated useful lives of the assets using the straight-line method generally over a 3 to 5-year period. Leasehold improvements will be amortized on the straight-line method over the life of the related lease. Expenditures for ordinary maintenance and repairs are charged to expense as incurred. Upon retirement or disposal of assets, the cost and accumulated depreciation are eliminated from the account and any gain or loss is reflected in the statement of operations. Depreciation expense for property and equipment is recorded as either cost of goods sold or general and administrative expense, depending on the use of the assets.

Impairment of Long Lived Assets - The Company evaluates its long-lived assets for impairment, in accordance with FASB ASC 360-10, when events or changes in circumstances indicate that the related carrying amount may not be recoverable. Impairment is considered to exist if the total estimated future cash flow on an undiscounted basis is less than the carrying amount of the related assets. An impairment loss is measured and recorded based on the discounted estimated future cash flows. Changes in significant assumptions underlying future cash flow estimates or fair values of assets may have a material effect on the Company's financial position and results of operations. No such impairment was indicated at December 31, 2010.

Shipping and Handling Costs - The Company includes shipping and handling costs that are billed to our customers in revenue and the actual costs incurred for shipping and handling are included in costs of goods sold in accordance with the provisions of FASB ASC 605-45-45-20. The related costs are considered necessary to complete the revenue cycle.

Revenue Recognition - The Company recognizes revenue from product sales when persuasive evidence of an arrangement exists, shipment has occurred, the seller's price to the buyer is fixed or determinable and collectability is reasonably assured.

                               YOUNG AVIATION, LLC
                        NOTES TO THE FINANCIAL STATEMENTS
                  For the Year Ended December 31, 2010 and 2009


Note 2. Summary of Significant Accounting Policies: (continued)

Selling and Marketing Expenses - Selling and marketing expenses are expensed as incurred. These expenses were $4,016 and $10,009, respectively, for the years ended December 31, 2010 and 2009 and consisted of the following:

                                                      2010                2009
                                                    --------            --------

Advertising fees                                    $    265            $    779
Promotional travel                                     2,646               2,464
Marketing recruitment and materials                    1,105               6,766
                                                    --------            --------
Total Selling and Marketing Expenses                $  4,016            $ 10,009
                                                    ========            ========

General and Administrative Expenses - General and administrative expenses are expensed as incurred. These expenses were $129,713 and $101,062, respectively, for the years ended December 31, 2010 and 2009 and consisted of the following:

                                                      2010                2009
                                                    --------            --------

Depreciation and amortization                       $  2,000            $  1,000
Computer and internet                                 17,458              14,501
Insurance                                              1,453               1,204
Licenses and permits                                   2,213               2,028
Payroll and compensation                              21,786                 912
Accounting fees                                        1,543                 680
Legal fees                                             3,597                  --
Consulting and contracting fees                       18,018              48,300
Rent and occupancy expenses                           11,044               9,015
Factoring fees                                            --               9,688
Travel expenses                                        2,781               1,762
Interest expense                                       7,072               1,800
Office and administrative expenses                    40,748               4,852
Bad debt expense                                          --               5,320
                                                    --------            --------
Total General & Administrative Expenses             $129,713            $101,062
                                                    ========            ========

Concentrations of Credit Risk - Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments exist for groups of customers or counterparties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions.

                               YOUNG AVIATION, LLC
                        NOTES TO THE FINANCIAL STATEMENTS
                  For the Year Ended December 31, 2010 and 2009


Note 2. Summary of Significant Accounting Policies: (continued)

Financial instruments potentially subjecting the Company to concentrations of credit risk consist principally of accounts receivable. As of December 31, 2010, two customers had balances representing 32% or more of the Company's accounts receivable.

Use of Estimates - The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet and the reported amounts of revenue and expenses during the reporting period.

Income Taxes - The Company will account for its income taxes under the provisions of FASB-ASC-10 "Accounting for Income Taxes." This statement requires the use of the asset and liability method of accounting for deferred income taxes. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax reporting purposes, at the applicable enacted tax rates. The Company will provide a valuation allowance against its deferred tax assets when the future realizability of the assets is no longer considered to be more likely than not.

The Company will account for uncertain tax positions in accordance with FASB ASC 740-10, 30 and 270, "Accounting for Uncertainty in Income Taxes." The
application of income tax law is inherently complex. As such, the Company is required to make certain assumptions and judgments regarding its income tax positions and the likelihood whether such tax positions would be sustained if challenged. Interest and penalties related to uncertain tax provisions are recorded as a component of the provision for income taxes. Interpretations and guidance surrounding income tax laws and regulations change over time. As such, changes in the Company's assumptions and judgments can materially affect amounts recognized in the Company's consolidated balance sheets and statement of operations.

Note 3. Liquidity and Operations:

The Company had net income of $33,702 and $37,011, for the years ended December 31, 2010 and 2009, respectively.

As of December 31, 2010, the Company had cash and cash equivalents of approximately $7,000. In addition, the Company had accounts receivable of approximately $2,500 and accounts payable of approximately $700. The Company is confident that it has sufficient liquidity for the next twelve months.

                               YOUNG AVIATION, LLC
                        NOTES TO THE FINANCIAL STATEMENTS
                  For the Year Ended December 31, 2010 and 2009


Note 4. Balance Sheet Information:

Cash and Cash Equivalents consisted of the following at December 31,

                                                     2010                2009
                                                   --------            --------

Checking account                                   $  2,031            $   (580)
Money Market account                                  5,052             (13,149)
                                                   --------            --------

Total Cash and cash equivalents                    $  7,083            $(13,729)
                                                   ========            ========

The negative cash balance of $13,729 at December 31, 2009 is included with Other payables as a liability on the December 31, 2009 financial statements.

Accounts receivable - The December 31, 2010 accounts receivable balance of $2,585 consists of the remaining 20% balance due from three customers. When products are shipped to our large customers, the invoice amounts are normally factored with our factoring agent, Paragon Financial Group, Inc. We are immediately advanced 80% of the amount of factored invoices with the remaining 20% paid to us when collected by our agent.

Advances receivable-member - During the years ended December 31, 2010 and 2009, the Company's chief executive officer was advanced funds in the aggregate amount of $25,000 by the Company. These advances are reflected as advances receivable - member on the accompanying December 31, 2010 and 2009 balance sheets in the amounts of $24,920 and $25,000, respectively, are non-interest bearing and are due to the Company on demand.

Other current assets in the amount of $1,431 at December 31, 2010 and 2009 consists of a one month security deposit, pursuant to the terms of our lease agreement with our landlord.

Property and equipment are stated at cost, net of accumulated depreciation. Expenditures for maintenance and repairs are expensed as incurred; additions, renewals and betterments are capitalized. Depreciation of property and equipment is provided using the straight-line method with estimated lives ranging from 3 to 5 years as follows at December 31,

                                                    2010                 2009
                                                  --------             --------

Furniture and fixtures                            $    147             $    147
Office equipment                                       165                  165
Computer software                                    2,675                2,675
Motor vehicle                                       10,000               10,000
                                                  --------             --------
                                                    12,988               12,988
                                                  --------             --------
Accumulated depreciation                             5,987                3,987
                                                  --------             --------

Total                                             $  7,000             $  9,000
                                                  ========             ========

                               YOUNG AVIATION, LLC
                        NOTES TO THE FINANCIAL STATEMENTS
                  For the Year Ended December 31, 2010 and 2009


Note 4. Balance Sheet Information: (continued)

Depreciation expense for the annual periods ended December 31, 2010 and 2009 was $2,000 and $1,000 and was recorded as a general and administrative expense. The use of our property and equipment determines if the depreciation is recorded as cost of goods sold or as general and administrative expenses.

Notes Payable - The Company had two separate Notes Payable with individuals at December 31,

                                                     2010                 2009
                                                   --------             --------

Note payable - Party number 1                      $ 25,000             $ 25,000
Note payable - Party number 2                         6,000                6,000
                                                   --------             --------
Total notes payable                                $ 31,000             $ 31,000
                                                   ========             ========

As of December 31, 2010, the Company had issued Notes Payable with two separate individuals. Both notes were issued when the individuals loaned money to the Company to be used for working capital purposes, are unsecured and bear interest at the rate of 5%. The aggregate amount of accrued interest on both Notes is reflected as other payables in the amounts of $3,973 and $2,423, respectively, on the accompanying December 31, 2010 and 2009 balance sheets.

Other Payables - The Company had Other Payables consisting of the following at December 31,

                                                    2010                  2009
                                                  --------              --------

Accrued expenses                                  $  4,497              $  4,922
Accrued interest payable                             3,973                 2,423
Accrued payroll taxes                                2,000                    --
Overdrawn cash position                                 --                13,729
                                                  --------              --------
Total Other payables                              $ 10,470              $ 21,074
                                                  ========              ========

Note 5. Members' Equity:

The Company's managing member and chief operating officer, Joel Young, decided the initial value of the member's equity to be $100 when the Company was formed on May 10, 2004.

                               YOUNG AVIATION, LLC
                        NOTES TO THE FINANCIAL STATEMENTS
                  For the Year Ended December 31, 2010 and 2009


Note 6. Commitments and Contingencies:

Operating Leases -- The Company has been leasing corporate offices and warehouse facilities in Sunrise, Florida since 2006. Commencing May 23, 2011 the Company began leasing additional warehouse space. The current lease, including the additional warehouse space, is valid through January 31, 2013 at the monthly charge of $1,493 and can be renewed by the parties prior to the termination.

Note 7. Related Party Transactions:

As described in Note 4, above, the Company advanced funds and holds an advance receivable of approximately $25,000 from the President and Chief Executive Officer of the Company, Joel Young. The advance amount is due upon request by the Company.

Note 8. Subsequent Events:

Other than the events  noted below,  the Company is not aware of any  subsequent
events  which  would  require   recognition   or  disclosure  in  the  financial
statements.

In August of 2011, in an effort to raise up to $500,000 for expansion and market growth, the Company began to distribute a Private Placement Offering.

On September 2, 2011, the Company entered into a Share Exchange Agreement with Datamill Media Corp. in which Young Aviation would become a wholly-owned subsidiary of Datamill Media Corp. upon closing of the transaction.